Exhibit 107

Calculation of Filing Fee Tables

S-4

D. Boral ARC Merger Corporation

Table 1: Newly Registered and Carry Forward Securities	☐ Not Applicable

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees Previously Paid	1	Equity	Class A Common Stock, par value $0.0001 per share, to be issued to shareholders of D. Boral ARC Acquisition I Corp. (“BCAR”)	Other	41,200,000	$10.67	$439,604,000	0.00013810	$60,709.32
Fees Previously Paid	2	Other	Warrants of BCAR	Other	14,100,000	$0.00	$0.00		$0.00
Fees Previously Paid	3	Equity	Class A Common Stock issuable upon exercise of Warrants of BCAR	457(a)	14,100,000	$1.59	$22,419,000	0.00013810	$3,096.06
Fees Previously Paid	4	Equity	Class A Common Stock, par value $0.0001 per share, to be issued to shareholders of Exascale Labs Holdings Inc.(“Exascale”)	Other	19,256,000		$57,768	0.00013810	$7.98
Fees to be Paid	5	Equity	Class B Common Stock, par value $0.0001 per share, to be issued to certain shareholders of Exascale	Other	30,744,000		$92,232		$12.74
Carry Forward Securities
Carry Forward Securities
Total Offering Amounts:							$462,173,000		$63,826.10
Total Fees Previously Paid:									$0.00
Total Fee Offsets:									$63,826.10
Net Fee Due:									$0.00

Offering Note

1	Represents Common Stock issuable, pursuant to the Business Combination described in the proxy statement/prospectus forming part of this registration statement, to holders of (i) 29,000,000 Class A ordinary shares of BCAR, (ii) 12,000,000 Class B ordinary shares of BCAR, and (iii) 200,000 Class A ordinary shares of BCAR underlying the private units, each consisting of one Class A ordinary share and one -half of one warrant (the “Private Units”), issued in a private placement that closed concurrently with BCAR’s initial public offering. The per unit price is estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum aggregate is based on the average of the high and low prices of BCAR Class A Ordinary Shares, as quoted on the Nasdaq Global Market on May 8, 2026, which was approximately $10.67 per share
2	Represents the warrants issuable to holders of 14,000,000 public warrants of BCAR and 100,000 private warrants of BCAR. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations and pursuant to Rule 457(g) of the Securities Act, the registration fee with respect to the warrants has been allocated to the Common Stock underlying BCAR’s public warrants, and those shares of Class A Common Stock are included in the total registration fee.
3	Represents 14,000,000 shares of Common Stock underlying BCAR’s public warrants and 100,000 shares of Common Stock underlying BCAR’s private warrants, with the per unit price estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per share is based on the average of the high and low prices of BCAR’s public warrants as quoted on Nasdaq Global Market on May 8, 2026, which was $1.59 per warrant.
4	Rule 457(f) Fee Calculation Details

The amount to be registered represents the maximum amount of Class A Common Stock issuable to the stockholders of Exascale in connection with the Business Combination described in the proxy statement/prospectus forming part of this registration statement. The value per share of the securities to be received by Exascale upon the issuance of such securities and the proposed maximum offering price per share is estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act. Exascale is a private company, no market exists for its securities, and Exascale has an accumulated deficit. Therefore, the proposed maximum offering price per share is one-third of the aggregate par value of the securities expected to be exchanged in the Business Combination. No cash is to be received or paid by BCAR in connection with the securities to be exchanged in the Business Combination.

Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
19,256,000	$0.003	$57,768			$57,768

4	Rule 457(f) Fee Calculation Details

The amount to be registered represents the maximum amount of Class B Common Stock issuable to the certain stockholders of Exascale in connection with the Business Combination described in the proxy statement/prospectus forming part of this registration statement. The value per share of the securities to be received by Exascale upon the issuance of such securities and the proposed maximum offering price per share is estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act. Exascale is a private company, no market exists for its securities, and Exascale has an accumulated deficit. Therefore, the proposed maximum offering price per share is one-third of the aggregate par value of the securities expected to be exchanged in the Business Combination. No cash is to be received or paid by BCAR in connection with the securities to be exchanged in the Business Combination.

Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
30,744,000	$0.003	$57,768			$92,232

Table 2: Fee Offset Claims and Sources	☐ Not Applicable

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	D. Boral ARC Acquisition I Corp.	S-4	333-295869	2026-05-14		$63,826.10	Equity
Fee Offset Sources	D. Boral ARC Acquisition I Corp.	S-4	333-295869		2026-05-14		Equity				$63,826.10

Table 3: Combined Prospectuses	☑ Not Applicable

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

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